UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 7, 2020

LENSAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-039473	32-0125724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2800 Discovery Drive,

Orlando, Florida 32826

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(888) 536-7271

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNSR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2020 Bonuses Payable to Executive Officers

On December 7, 2020, the Board of Directors (the “Board”) and the Compensation Committee (the “Committee”) of the Board of LENSAR, Inc. (the “Company”) approved cash bonus payments for the 2020 fiscal year to be paid to the Company’s executive officers. Bonus payments were based on the Board’s and the Committee’s evaluation of previously-established performance goals for 2020, which the Board and the Committee determined had been achieved at 100% of targeted levels.

The 2020 cash bonuses to be paid to each executive officer are as follows: Nicholas Curtis, Chief Executive Officer, $288,000; Thomas Staab, II, Chief Financial Officer, $68,340 (which bonus was prorated for his partial year of employment); and Alan Connaughton, Chief Operating Officer, $144,000. Mr. Staab will also receive an additional $50,000 cash bonus, which represents the payment of an additional bonus in lieu of a sign-on bonus that Mr. Staab did not receive in connection with his commencement of employment.

The executive officers have indicated that they intend to use the net after-tax amount of their annual bonuses to pay any tax withholding arising from the vesting of their restricted stock awards, as described below, during the remainder of 2020 and the first quarter of 2021.

Approval of Restricted Stock Awards to Executive Officers

On December 7, 2020, the Board and the Committee also approved awards of restricted stock to each of the Company’s executive officers in connection with an amendment to the restricted stock awards granted to the executive officers on July 22, 2020 (the “July 2020 Awards”). The Board and the Committee approved amendments to each executive officer’s July 2020 Award to amend and extend the vesting schedule applicable to such July 2020 Award. In order to comply with tax laws and to recognize the executives’ agreement to an extension of the vesting schedule of the July 2020 Awards, each executive officer was issued an additional restricted stock award, which represents 20% of the total number of shares subject to his July 2020 Award, as follows: Mr. Curtis, 116,622 shares of restricted stock; Mr. Staab, 19,276 shares of restricted stock; and Mr. Connaughton, 39,195 shares of restricted stock. The newly-awarded restricted stock will vest on the same amended vesting schedules applicable to the amended July 2020 Award, which amended vesting schedules provide for vesting in quarterly installments over the three-year period following the amendment date, subject to continued employment or service through the vesting date. In addition, consistent with the terms of the July 2020 Awards, the restricted stock will vest on an accelerated basis in the event of a change in control of the Company, an executive officer’s death or disability, or his termination of employment by the Company other than for cause (with each such term defined in his employment agreement). The new restricted stock awards were granted pursuant to the Company’s 2020 Incentive Award Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENSAR, INC.

Date: December 11, 2020	By:	/s/ Nicholas Curtis
	Name:	Nicholas Curtis
	Title:	Chief Executive Officer